Exhibit 20.4
Page 1 of 4
               Navistar Financial 1995 - A Owner Trust
                             For the Month of July
                     Distribution Date of August 20, 1997
                           Servicer Certificate #27

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $143,173,241.24
Beginning Pool Factor                                           0.3369739

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,251,633.72
     Interest Collected                                     $1,275,901.42

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $283,744.59
Total Additional Deposits                                     $283,744.59

Repos / Chargeoffs                                            $198,352.07
Aggregate Number of Notes Charged Off                               72

Total Available Funds                                       $8,616,782.72

Ending Pool Balance                                       $135,917,752.46
Ending Pool Factor                                              0.3198973

Servicing Fee                                                 $119,311.03

Repayment of Servicer Advances                                $194,497.01

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,420,160.62
     Target Percentage                                               6.00%
     Target Balance                                               N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($497,695.70)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.535%
Current Weighted Average Remaining Term (months):                   25.99

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days            $1,340,248.22     900
                                31 - 60 days             $342,036.51     248
                                60+  days                $145,989.75      62

     Total:                                            $1,828,274.48     914

     Balances:                  60+  days              $1,148,120.10      62

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $39,632.82
+    Excess Serv.                                        $458,062.88
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,420,160.62

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  July

                                                                                     NOTES
                                                                   (Money Market)
                                                     TOTAL          CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%             3.50%
     Coupon                                                                  5.90%              6.55%             6.85%

Beginning Pool Balance                         $143,173,241.24
Ending Pool Balance                            $135,917,752.46

Collected Principal                              $7,057,136.71
Collected Interest                               $1,275,901.42
Charge - Offs                                      $198,352.07
Liquidation Proceeds / Recoveries                  $283,744.59
Servicing                                          $119,311.03
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $8,497,471.69

Beginning Balance                              $143,173,241.24              $0.00    $133,442,202.78     $9,731,038.46

Interest Due                                       $783,920.03              $0.00        $728,372.02        $55,548.01
Interest Paid                                      $783,920.03              $0.00        $728,372.02        $55,548.01
Principal Due                                    $7,255,488.78              $0.00      $7,001,546.67       $253,942.11
Principal Paid                                   $7,255,488.78              $0.00      $7,001,546.67       $253,942.11

Ending Balance                                 $135,917,752.46              $0.00    $126,440,656.11     $9,477,096.35
Note / Certificate Pool Factor                                             0.0000             0.3832            0.6369
   (Ending Balance / Original Pool Amount)
Total Distributions                              $8,039,408.81              $0.00      $7,729,918.69       $309,490.12

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $458,062.88
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,420,160.62
(Release) / Draw                                  ($497,695.70)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                   4                 3                  2                 1
                                            Mar-97              Apr-97            May-97             Jun-97            Jul-97
Beginning Pool Balance                   $178,833,989.12   $168,183,810.09   $159,355,739.45    $150,463,772.21    $143,173,241.24

A)   Loss Trigger:
Principal of Contracts Charged Off           $528,410.27       $520,387.27       $444,533.18        $189,414.97        $198,352.07
Recoveries                                   $191,574.52       $255,739.37       $508,218.52        $202,738.88        $283,744.59

Total Charged Off (Months 5, 4, 3)         $1,493,330.72
Total Recoveries (Months 3, 2, 1)            $994,701.99
Net Loss / (Recoveries) for 3 Mos            $498,628.73 (a)

Total Balance (Months 5, 4, 3)           $506,373,538.66 (b)

Loss Ratio Annualized  [(a/b) * (12)]             1.1816%

Trigger:  Is Ratio > 1.5%                  No
                                                                                  May-97              Jun-97             Jul-97

B)   Delinquency Trigger:                                                      $1,172,732.62      $1,915,033.48      $1,148,120.10
     Balance delinquency 60+ days                                                    0.73592%           1.27275%           0.80191%
     As % of Beginning Pool Balance                                                  0.93163%           0.94616%           0.93686%
     Three Month Average

Trigger:  Is Average > 2.0%                No

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer